Exhibit D

Notice of Withdrawal of Tender

Regarding Shares in

Wilshire Private Assets Fund

Tendered Pursuant to the Offer to Purchase

Dated August 30, 2024

The Offer and Withdrawal Rights Will Expire at,

and This Notice of Withdrawal Must Be Received by

Wilshire Private Assets Fund by,

4:00 p.m. Eastern Time, on September 30, 2024,

Unless the Offer Is Extended.

Complete this form only if you would like to rescind your previous Tender Request.

Complete this Notice of Withdrawal and Return or Deliver to

Wilshire Private Assets Fund:

Overnight Delivery: Wilshire Private Assets Fund c/o SS&C Global Investor and Distribution Solutions, Inc. 430 W. 7th St. Kansas City, MO 64105	Regular Mail: Wilshire Private Assets Fund c/o SS&C Global Investor and Distribution Solutions, Inc. P.O. Box 219914 Kansas City, MO 64121

Fax Number: (833) 750-0310

For additional information:

(855) 520-7711

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Complete this form only if you would like to rescind your previous tender request.

Ladies and Gentlemen:

The undersigned previously tendered all or some of its shares in Wilshire Private Assets Fund (the “Fund”) by submitting a Letter of Transmittal Regarding Shares in the Fund (the “Letter of Transmittal”).

Such tender was in the amount of:

[ ] All of the undersigned’s Shares.

The dollar value of the undersigned’s Shares:

[ ] Institutional Class Shares ______________________

As indicated immediately below, the undersigned hereby wishes to withdraw its tender of shares such that:

[ ] NONE of the undersigned’s shares will be purchased by the Fund.

[ ] SOME of the undersigned’s shares will be purchased by the Fund and the dollar value of those Shares still to be purchased by the Fund is*:

Institutional Class Shares ____________________

*	NOTE: This option may be used only to decrease the number of the Shares to be purchased by the Fund. If an increase in the number of the Shares to be purchased by the Fund is indicated on this form, the Fund shall consider this form null and void and shall process the undersigned’s initial tender request as set forth in its previously submitted Letter of Transmittal.

The undersigned recognizes that, upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, all or some of the undersigned’s shares (as indicated above) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

PLEASE BE SURE TO COMPLETE BOTH SIDES OF THIS FORM.

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Name of Shareholder(s):

SSN/TIN:

Telephone Number:

Account Number:

SIGNATURE(S):

Shareholder Signature

Signature of Investor or Trustee	Date

Signature of Joint Investor or Trustee (if applicable)	Date

Printed name(s) of Authorized Signer(s) (for verification purposes)

Printed name(s) of Authorized Signer(s) (for verification purposes)

If needed, use for Custodian Authorization

Overnight Delivery: Wilshire Private Assets Fund c/o SS&C Global Investor and Distribution Solutions, Inc. 430 W. 7th St. Kansas City, MO 64105	Regular Mail: Wilshire Private Assets Fund c/o SS&C Global Investor and Distribution Solutions, Inc. P.O. Box 219914 Kansas City, MO 64121

For additional information please call (855) 520-7711

Please note: IRA, retirement or custodial account transaction requests must be signed by the shareholder and the Custodian.

The Transfer Agent must receive the completed Notice of Withdrawal of Tender, signed by all account owners, including the Custodian (if applicable) by the deadline stated herein.

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